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                                                                   EXHIBIT 11.1


PLANET POLYMER TECHNOLOGIES, INC.
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF SEPTEMBER 30, 2000



                                                             Three months ended                   Nine months ended
                                                                September 30,                       September 30,
                                                         --------------------------        --------------------------
                                                           2000              1999             2000             1999
                                                         ---------        ---------        ---------        ---------
Shares outstanding at beginning of period                5,341,062        5,341,062        5,341,062        5,341,062
      1,000,000 shares issued on January 11, 1999        1,000,000        1,000,000        1,000,000          959,707
      9,677 shares issued on March 15, 1999                  9,677            9,677            9,677            7,054
      5,000 shares issued on March 30, 1999                  5,000            5,000            5,000            3,370
      9,677 shares issued on June 15, 1999                   9,677            9,677            9,677            3,793
      5,106 shares issued on September 15, 1999              5,106              833            5,106              281
      500,000 shares issued on November 5, 1999            500,000               --          500,000               --
      5,454 shares issued on December 15, 1999               5,454               --            5,454               --
                                                         ---------        ---------        ---------        ---------
Weighted average number of shares                        6,875,976        6,366,249        6,875,976        6,315,267
                                                                          =========                         =========
      119,997 shares issued on January 20, 2000            119,997                           111,238
      10,000 shares issued on February 15, 2000             10,000                             8,321
      10,000 shares issued on March 2, 2000                 10,000                             7,737
      500,000 shares issued on March 3, 2000               500,000                           385,036
      2,736 shares issued on March 15, 2000                  2,736                             1,987
      89,999 shares issued on March 28, 2000                89,999                            61,094
      2,000 shares issued on June 7, 2000                    2,000                               839
      2,400 shares issued on June 9, 2000                    2,400                               990
      3,000 shares issued on June 12, 2000                   3,000                             1,204
      4,000 shares issued on June 13, 2000                   4,000                             1,591
      5,100 shares issued on June 14, 2000                   5,100                             2,010
      4,239 shares issued on June 15, 2000                   4,239                             1,655
      3,500 shares issued on June 16, 2000                   3,500                             1,354
      2,000 shares issued on June 21, 2000                   2,000                               737
      5,000 shares issued on August 22, 2000                 2,120                               712
      4,148 shares issued on September 15, 2000                676                               227
                                                         ---------                         ---------
Weighted average number of shares                        7,637,743                         7,462,708
                                                         =========                         =========